Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2004 AND
FULL-YEAR 2004 FINANCIAL RESULTS

w	Record fourth quarter revenue of $57.6 million, up 8 percent quarter-over-quarter; and annual revenue of $210.0 million, up 30 percent year-over-year

w	Fourth quarter GAAP net income of $13.4 million, or $0.10 per diluted share, an increase of 19 percent quarter-over-quarter

w	Full-year GAAP net income of $34.4 million, or $0.25 per diluted share, an increase of almost $63.6 million year-over-year

CAMBRIDGE, Mass. – February 17, 2005 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the fourth quarter and full-year ended December 31, 2004. Revenue for the fourth quarter 2004 was $57.6 million, an 8 percent increase over the previous quarter’s revenue of $53.3 million, and a 27 percent increase over fourth quarter 2003 revenue of $45.2 million. Total revenue for 2004 was $210.0 million, a 30 percent increase over 2003 revenue of $161.3 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2004 was $13.4 million, or $0.10 per diluted share, a 19 percent increase over previous quarter net income of $11.2 million, or $0.08 per diluted share, and a $15.5 million improvement over 2003’s fourth quarter net loss of $2.1 million, or a loss of $0.02 per share. Full year net income for 2004 was $34.4 million, or $0.25 per diluted share, a significant improvement over the 2003 net loss of $27.3 million, or a loss of $0.25 per share.

“These quarterly and full-year financial results were the most successful in the company’s six-year history,” said George Conrades, chairman and CEO of Akamai. “In 2004, we demonstrated the power of the Akamai business model by delivering strong revenue growth, high profit margins, sustainable cash flow, and increasing profitability. The market opportunity for our on-demand platform, our growing customer base, and our demonstrated ability to innovate will continue to drive our success.”

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The Company generated normalized net income* of $14.5 million, or $0.10 per diluted share, in the fourth quarter of 2004, a 19 percent increase over the prior quarter normalized net income of $12.2 million, or $0.09 per diluted share. Full year normalized net income for 2004 was $42.5 million, or $0.31 per diluted share, an improvement of $67.8 million over 2003. (*See Use of Non-GAAP Financial Measures below for definitions.)

As a result of a December 2004 accounting pronouncement (EITF 04-08) regarding the inclusion of contingent convertible debt for calculation of diluted earnings per share, the Company’s GAAP and normalized diluted earnings per share results for the fourth quarter and 2004 include 12.9 million shares that underlie the Company’s outstanding 1% Senior Convertible Notes.

Adjusted EBITDA* for the fourth quarter of 2004 was $18.6 million, up from $17.9 million in the prior quarter, and $14.1 million in the fourth quarter of 2003. Adjusted EBITDA was $69.1 million for the full year up from $39.9 million in 2003. Adjusted EBITDA margins improved to 33 percent in 2004 from 25 percent in 2003. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations increased 7 percent to $15.6 million in the fourth quarter as compared to third quarter cash from operations of $14.5 million, and more than doubled fourth quarter 2003 cash from operations of $7.7 million. Also during the quarter, the Company further reduced long-term debt by retiring $24.9 million in principal amount of its 5 1/2% Convertible Subordinated Notes due in 2007 (the “5 1/2% Notes”). As a result of the repurchase of a portion of its outstanding 5 1/2% Notes throughout 2004, the Company has decreased annual net interest expense by almost $9 million year-over-year.

At December 31, 2004, the Company had approximately 126.8 million shares of common stock outstanding, and had approximately $108.4 million of cash, cash equivalents and marketable securities.

Customers

Total customers under long-term services contracts increased by 16 percent year-over-year to 1,310. New customers in the fourth quarter included CondeNet, Inc., European Space Agency, Golden Village, Marks & Spencer, Maven Networks, Northern Tool & Equipment Co., SKF International, and Spirent Communications, among others.

Sales through resellers and sales outside the United States accounted for 28 percent and 20 percent, respectively, of revenue for the fourth quarter of 2004.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 3348508.

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About Akamai

Akamai® is the leading global service provider for accelerating content and business processes online. More than 1,300 organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	December 31,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$35,790	$160,074
Restricted cash	—	5,000
Marketable securities	33,908	4,184
Restricted marketable securities	932	726
Accounts receivable, net	30,333	20,727
Prepaid expenses and other current assets	7,706	11,705

Current assets	108,669	202,416
Marketable securities	34,065	34,449
Restricted marketable securities	3,722	3,922
Property and equipment, net	25,242	23,878
Goodwill and other intangible assets, net	5,128	5,176
Other assets	5,917	9,100

Total assets	$182,743	$278,941

Liabilities and stockholders’ deficit
Accounts payable and accrued expenses	$42,446	$42,231
Other current liabilities	4,319	20,429

Current liabilities	46,765	62,660
Other liabilities	5,294	5,635
Convertible notes	256,614	386,000

Total liabilities	308,673	454,295
Stockholders’ deficit	(125,930)	(175,354)

Total liabilities and stockholders’ deficit	$182,743	$278,941

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2004	2004	2003	2003	2004	2003
Revenues	$57,576	$53,286	$45,169	$41,767	$210,015	$161,259

Costs and operating expenses:
Cost of revenue *	11,173	11,748	13,055	14,207	46,150	60,844
Research and development	3,344	3,222	2,909	3,595	12,132	12,971
Sales and marketing	15,017	12,965	12,658	11,787	55,663	47,583
General and administrative *	13,463	11,874	12,111	13,318	47,055	57,259
Amortization of other intangible assets	12	12	12	12	48	2,234
Restructuring charges (benefit)	—	—	—	—	—	(8,521)

Total costs and operating expenses	43,009	39,821	40,745	42,919	161,048	172,370

Operating income (loss)	14,567	13,465	4,424	(1,152)	48,967	(11,111)

Interest expense, net	1,319	1,533	4,183	4,343	8,055	17,022
Loss on early extinguishment of debt	852	634	2,097	—	6,768	2,097
Loss (gain) on investments, net	1	79	—	(1,637)	69	(1,622)
Other (income) expense, net	(1,183)	(101)	(128)	(31)	(1,061)	44

Income (loss) before provision for income taxes	13,578	11,320	(1,728)	(3,827)	35,136	(28,652)
Provision for income taxes	187	71	351	82	772	629

Net income (loss )	$13,391	$11,249	$(2,079)	$(3,909)	$34,364	$(29,281)

Net income (loss) per share:
Basic	$0.11	$0.09	$(0.02)	$(0.03)	$0.28	$(0.25)
Diluted	$0.10	$0.08	$(0.02)	$(0.03)	$0.25	$(0.25)

Shares used in per share calculations:
Basic	126,261	125,618	120,198	118,596	124,407	118,075
Diluted	147,306	147,294	120,198	118,596	146,595	118,075

* Includes depreciation (see supplemental tables for figures)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2004	2004	2003	2003	2004	2003
Supplemental financial data (in thousands):
Network-related depreciation	$2,731	$3,124	$5,736	$7,418	$14,030	$33,055
Other depreciation	$1,007	$1,024	$2,389	$3,339	$4,731	$14,460

Capital expenditures	$7,138	$5,346	$2,712	$2,110	$20,101	$8,881

Net (decrease) increase in cash, cash equivalents, restricted cash and marketable securities	$(11,379)	$(2,329)	$109,390	$2,620	$(99,938)	$83,185

End of period statistics:
Number of customers under recurring contract	1,310	1,258	1,126	1,151
Number of employees	605	598	535	529
Number of deployed servers	15,075	15,064	14,733	14,488

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2004	2004	2003	2003	2004	2003
Cash flows from operating activities:
Net income (loss)	$13,391	$11,249	$(2,079)	$(3,909)	$34,364	$(29,281)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of deferred financing costs	4,051	4,469	8,332	11,298	20,206	51,166
Equity-related compensation	236	249	1,518	2,056	1,292	9,813
Interest income on notes receivable for stock	—	—	(8)	(7)	—	(81)
Deferred taxes	—	—	351	—	—	351
Non-cash portion of loss on early extinguishment of debt	292	178	1,207	—	2,453	1,207
Non-cash portion of restructuring charges	—	—	—	—	—	144
Gain on investments, property and equipment and foreign currency, net	(437)	(72)	(610)	(1,918)	(319)	(2,679)
Provision for doubtful accounts	191	(186)	577	340	(231)	761
Changes in operating assets and liabilities:
Accounts receivable, net	(1,411)	(2,076)	4,679	(3,589)	(8,516)	(2,800)
Prepaid expenses and other current assets	(1,441)	2,057	(6,204)	1,528	3,053	(2,740)
Accounts payable, accrued expenses and other current liabilities	38	281	2,924	(3,551)	(130)	(12,230)
Accrued restructuring	(352)	(354)	(1,789)	(1,961)	(1,630)	(32,337)
Deferred revenue	907	(2,016)	140	501	(329)	604
Other noncurrent assets and liabilities	110	769	(1,301)	307	1,024	101

Net cash provided by (used in) operating activities:	15,575	14,548	7,737	1,095	51,237	(18,001)

Cash flows from investing activities:
Purchases of property and equipment and capitalization of internal-use software	(7,138)	(5,346)	(2,712)	(2,110)	(20,101)	(8,881)
Purchase of investments	(7,664)	(11,225)	(28,249)	(10,071)	(69,224)	(38,320)
Proceeds from sale of property and equipment	—	—	—	28	9	114
Proceeds from sales and maturities of investments	8,640	15,588	—	1,882	39,353	10,639
Decrease in restricted cash held for note repurchases	—	—	—	—	5,000	—
Decrease in restricted investments held for security deposits	—	96	—	—	96	—

Net cash (used in) provided by investing activities	(6,162)	(887)	(30,961)	(10,271)	(44,867)	(36,448)

Cash flows from financing activities:
Payments on capital leases	(141)	(137)	(137)	(142)	(543)	(1,438)
Proceeds from note receivable for stock	—	—	531	1,770	—	2,301
Proceeds from the issuance of 1% convertible senior notes, net of financing costs	—	—	169,800	—	24,313	169,800
Repurchase and retirement of 5 1/2% covertible subordinated notes	(24,875)	(13,115)	(74,000)	—	(169,386)	(74,000)
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	3,863	1,095	6,689	161	13,753	8,585
Increase in restricted cash held for bond redemption activities	—	—	(5,000)	—	—	(5,000)

Net cash (used in) provided by financing activities	(21,153)	(12,157)	97,883	1,789	(131,863)	100,248

Effects of exchange rate translation on cash and cash equivalents	1,587	357	1,519	564	1,209	3,013

Net (decrease) increase in cash and cash equivalents	(10,153)	1,861	76,178	(6,823)	(124,284)	48,812
Cash and cash equivalents, beginning of period	45,943	44,082	83,896	90,719	160,074	111,262

Cash and cash equivalents, end of period	$35,790	$45,943	$160,074	$83,896	$35,790	$160,074

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

Akamai defines “Adjusted EBITDA” as net income (loss), before interest, taxes, depreciation, amortization, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, and loss on early extinguishment of debt. Akamai considers Adjusted EBITDA to be an important indicator of the company’s operational strength and performance of its business and a good measure of the company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment, net interest expense and restructuring activities, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income (loss)” as net income (loss) before amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers normalized net income (loss) to be another important indicator of the overall performance of the company because it eliminates the effects of events that are either not part of the company’s core operations or are non-cash.

Adjusted EBITDA and normalized net income (loss) should be considered in addition to, not as a substitute for, the company’s operating income (loss) and net income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income (loss) to normalized net income (loss)
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31	September 30,	December 31,	September 30,	December 31,	December 31,
	2004	2004	2003	2003	2004	2003
Net income (loss)	$13,391	$11,249	$(2,079)	$(3,909)	$34,364	$(29,281)

Amortization of intangible assets	12	12	12	12	48	2,234
Equity-related compensation	236	249	1,518	2,056	1,292	9,813
Restructuring charges (benefit)	—	—	—	—	—	(8,521)
Loss (gain) on investments, net	1	79	—	(1,637)	69	(1,622)
Loss on early extinguishment of debt	852	634	2,097	—	6,768	2,097

Total normalized net income (loss):	14,492	12,223	1,548	(3,478)	42,541	(25,280)

Interest expense, net	1,319	1,533	4,183	4,343	8,055	17,022
Provision for income taxes	187	71	351	82	772	629
Depreciation and amortization	3,738	4,148	8,125	10,757	18,761	47,515
Other (income) expense, net	(1,183)	(101)	(128)	(31)	(1,061)	44

Total Adjusted EBITDA:	$18,553	$17,874	$14,079	$11,673	$69,068	$39,930

Normalized net income (loss) per share:
Basic	$0.11	$0.10	$0.01	$(0.03)	$0.34	$(0.21)
Diluted	$0.10	$0.09	$0.01	$(0.03)	$0.31	$(0.21)

Shares used in per share calculations:
Basic	126,261	125,618	120,198	118,596	124,407	118,075
Diluted	147,306	147,294	120,198	118,596	146,595	118,075

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Akamai Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services , inability to service and repay our outstanding debt and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.